As filed with the Securities and Exchange Commission on May 24,2005
                              Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CAPITAL BANK CORPORATION
             (Exact name of registrant as specified in its charter)

         North Carolina                                        56-2101930
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

      4901 Glenwood Avenue
     Raleigh, North Carolina                                     27612
 (Address of Principal Executive                               (Zip Code)
            Offices)

              Deferred Compensation Plan for Advisory Board Members
                            (Full title of the plan)

                                 B. Grant Yarber
                      President and Chief Executive Officer
                            Capital Bank Corporation
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27615
                     (Name and address of agent for service)

                                 (919) 645-6400
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             John L. Jernigan, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                          2500 Wachovia Capital Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================

    Title of securities to be registered        Amount to be       Proposed maximum      Proposed maximum         Amount of
                                                 registered       offering price per    aggregate offering    Registration fee
                                                                        share                  price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share (1)           16,827               $15.77(2)             $265,278(2)            $31.22
================================================================================================================================

(1) Represents 1,827 shares of Capital Bank Corporation common stock previously issued and 15,000 to be issued in the future pursuant to the Capital Bank Corporation Deferred Compensation Plan for Advisory Board Members.

(2) Pursuant to Rule 457(c) and (h), estimated solely for the purposes of calculating the registration fee based upon the average of the high and low prices of common stock of Capital Bank Corporation as reported on the Nasdaq National Market System on May 19, 2005, which was $15.77 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------

      In accordance with Form S-8 General Instruction C and Rule 429 of the Securities Exchange Act of 1933, as amended, or the Securities Act, this Registration Statement registers the reoffer and resale of 1,827 shares of common stock of Capital Bank Corporation by members of our company's advisory board or their respective legatees, personal representatives or distributes from time to time, which were previously issued to the selling shareholders pursuant to our Deferred Compensation Plan for Advisory Board Members. As a result, this Registration Statement contains two parts.

      The first part of this Registration Statement contains a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with General Instruction C to Form S-8). The reoffer prospectus may be used for reoffers or resales of the shares previously issued to the selling shareholders pursuant to our Deferred Compensation Plan for Advisory Board Members on a continuous or delayed basis in the future by the selling shareholders.

      The second part of this Registration Statement contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by
Part I is not contained in this Registration Statement or filed with the Securities and Exchange Commission, but documents containing such information have been sent or given to advisory board members as specified by Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission but constitute (along with the reoffer prospectus and the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Prospectus
----------

                            CAPITAL BANK CORPORATION
                   1,827 Shares of Common Stock, no par value

      This prospectus relates to 1,827 shares of common stock of Capital Bank Corporation, which may be offered or sold from time to time by one or all of the selling shareholders named herein. The shares were previously issued to advisory board members of our company pursuant to our Deferred Compensation Plan for Advisory Board Members. We will receive no part of the proceeds of such sales. We have agreed to pay certain costs and expenses incurred in connection with the registration of the shares of common stock offered hereby, except that the selling shareholders will be responsible for any and all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares. The selling shareholders may sell all or a portion of the shares offered hereby from time to time on the Nasdaq National Market System at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices. See "Plan of Distribution."

      Our common stock is traded on Nasdaq National Market System. On May 19, 2005, the closing sale price of our common stock was $15.70 per share.

      Our principal executive offices are located at 4901 Glenwood Avenue Raleigh, North Carolina 27615, and its telephone number is (919) 645-6400.

      No person has been authorized to give any information or to make any representations not contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

      The date of this prospectus is May 24, 2005.

                               -------------------

   SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS
             THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF
                         THE SECURITIES OFFERED HEREBY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

OUR COMPANY................................................................... 4
RISK FACTORS.................................................................. 5
USE OF PROCEEDS............................................................... 8
SELLING SHAREHOLDERS.......................................................... 9
PLAN OF DISTRIBUTION.......................................................... 9
EXPERTS.......................................................................10
WHERE YOU CAN FIND ADDITIONAL INFORMATION ....................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ..............................11

                                  OUR COMPANY

      Capital Bank Corporation is a financial holding company incorporated under the laws of North Carolina on August 10, 1998. Our primary function is to serve as the holding company for our wholly owned subsidiaries, Capital Bank and Capital Bank Investment Services, Inc. Capital Bank, or the bank, was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. The bank is not a member of the Federal Reserve System and has no subsidiaries. Capital Bank Investment Services, Inc., or CBIS, was incorporated under the laws of the State of North Carolina on January 3, 2001 and commenced operations as a full service investment company on March 1, 2001. In the third quarter of 2003, CBIS ceased operations, but remains one of our subsidiaries.

      The bank is a community bank engaged in the general commercial banking business in Wake, Chatham, Granville, Alamance, Lee, Buncombe, Guilford and Catawba Counties of North Carolina. Wake County has a diversified economic base, comprised primarily of services, retail trade, government and manufacturing and includes the City of Raleigh, the state capital. Lee, Granville and Chatham counties are significant centers for various industries, including agriculture, manufacturing, lumber and tobacco. Alamance and Guilford counties have a diversified economic base, comprised primarily of manufacturing, agriculture, retail and wholesale trade, government, services and utilities. Catawba County, which includes the town of Hickory, is a regional center for manufacturing and wholesale trade. The economic base of the city of Asheville, in Buncombe County, is comprised primarily of services, medical, tourism and manufacturing industries.

      The bank offers a full range of banking services, including the following: checking accounts; savings accounts; NOW accounts; money market accounts; certificates of deposit; loans for real estate, construction, businesses, agriculture, personal uses, home improvement and automobiles; equity lines of credit; credit loans; consumer loans; credit cards; individual retirement accounts; safe deposit boxes; bank money orders; internet banking; electronic funds transfer services including wire transfers; traveler's checks; various investments; and free notary services to all bank customers. In addition, the bank provides automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. At present, the bank does not provide the services of a trust department.

      In the third quarter of 2004, the bank began to offer non-insured investment products and services through Capital Bank Financial Services, creating a partnership with Capital Investment Group, a leading Raleigh, North Carolina based broker-dealer. The bank has hired four commission-based financial advisors during 2004 to offer full-service brokerage to individual and corporate customers. With the addition of a financial services division, the bank now has the ability to compete with much larger institutions in North Carolina.

      In addition, we have an interest in two trusts, Capital Bank Statutory Trust I and Capital Bank Statutory Trust II, or collectively the trusts. The financial results of the trusts have not been consolidated with our financial statements in accordance with the provisions of FIN 46R. The trusts were formed for the sole purpose of issuing trust preferred securities. The proceeds from such issuances were loaned to us in exchange for debentures, which are the sole assets of the trusts. A portion of the proceeds from the issuance of the debentures were used by us to repurchase shares of our common stock. Our company's obligation under the debentures constitutes a full and unconditional guarantee by us of the trust's obligations under the trust preferred securities. The trusts have no operations other than those that are incidental to the issuance of the trust preferred securities.

      As of December 31, 2004, we had assets of approximately $882.3 million, gross loans outstanding of approximately $654.9 million and deposits of approximately $655.0 million. Our corporate office is located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612, and our telephone number is (919) 645-6400. In addition to the corporate office, we have four branch offices in Raleigh, two in Cary, one in Siler City, one in Oxford, one in Wake Forest, three in Sanford, two in Burlington, one in Graham, one in Greensboro, three in Asheville and one in Hickory, North Carolina. In April 2005, we opened our 21st branch location in Pittsboro.

      You should read the entire prospectus carefully, including "Risk Factors" and the other documents incorporated by reference into these materials, before you decide to invest in our common stock. Generally, references to "our company," "we," "us," and "our" mean Capital Bank Corporation and our consolidated subsidiaries, and do not include or refer to the selling shareholders.

                                  RISK FACTORS

      In addition to the other information provided in this prospectus, you should consider the following material risk factors carefully before deciding to invest in our securities. Additional risks and uncertainties not presently known to us, that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impact our business operations. If any of the events described below occur, our business, financial condition, or results of operations could be materially adversely affected. In that event, the trading price of our common stock may decline, in which case the value of your investment may decline as well.

Our Results Are Impacted by the Economic Conditions of Our Principal Operating Regions

      Our operations are concentrated throughout Central and Western North Carolina. As a result of this geographic concentration, our results may correlate to the economic conditions in these areas. Deterioration in economic conditions in any of these market areas, particularly in the industries on which these geographic areas depend, may adversely affect the quality of our loan portfolio and the demand for our products and services, and accordingly, our results of operations.

We Are Exposed to Risks in Connection with the Loans We Make

      A significant source of risk for us arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. We have underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our loan portfolio. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect our results of operations.

We Compete With Larger Companies for Business

      The banking and financial services business in our market areas continues to be a competitive field and is becoming more competitive as a result of:

      o     changes in regulations;

      o     changes in technology and product delivery systems; and

      o the accelerating pace of consolidation among financial services providers.

      We may not be able to compete effectively in our markets, and our results of operations could be adversely affected by the nature or pace of change in competition. We compete for loans, deposits and customers with various bank and nonbank financial services providers, many of which have substantially greater resources including higher total assets and capitalization, greater access to capital markets and a broader offering of financial services.

Our Trading Volume Has Been Low Compared With Larger Banks

      The trading volume in our common stock on the Nasdaq National Market System, or Nasdaq, has been comparable to other similarly-sized banks. Nevertheless, this trading is relatively low when compared with more seasoned companies listed on Nasdaq or other consolidated reporting systems or stock exchanges. Thus, the market in our common stock may be limited in scope relative to other companies.

We Depend Heavily on Our Key Management Personnel

      Our company's success depends in part on our ability to retain key executives and to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry and we may not be successful in attracting or retaining the personnel we require. We expect to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a growing bank.

Technological Advances Impact Our Business

      The banking industry is undergoing technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources than we do to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or successfully market such products and services to our customers.

Government Regulations May Prevent or Impair Our Ability to Pay Dividends, Engage in Acquisitions or Operate in Other Ways

      Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. We are subject to supervision and periodic examination by the Federal Deposit Insurance Corporation and the North Carolina State Banking Commission. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you, our investors, by restricting certain of our activities, such as:

      o     the payment of dividends to our shareholders;

      o     possible mergers with or acquisitions of or by other institutions;

      o     our desired investments;

      o     loans and interest rates on loans;

      o     interest rates paid on our deposits;

      o     the possible expansion of our branch offices; and/or

      o     our ability to provide securities or trust services.

      We also are subject to capitalization guidelines set forth in federal legislation, and could be subject to enforcement actions to the extent that we are found by regulatory examiners to be undercapitalized. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our future business and earnings prospects. The cost of compliance with regulatory requirements including those imposed by the Securities and Exchange Commission may adversely affect our ability to operate profitably.

There Are Potential Risks Associated With Future Acquisitions and Expansions

      We intend to continue to explore expanding our branch system through selective acquisitions of existing banks or bank branches in the Research Triangle area and other North Carolina markets. We cannot say with any certainty that we will be able to consummate, or if consummated, successfully integrate, future acquisitions, or that we will not incur disruptions or unexpected expenses in integrating such acquisitions. In the ordinary course of business, we evaluate potential acquisitions that would bolster our ability to cater to the small business, individual and residential lending markets in North Carolina. In attempting to make such acquisitions, we anticipate competing with other financial institutions, many of which have greater financial and operational resources. In addition, since the consideration for an acquired bank or branch may involve cash, notes or the issuance of shares of common stock, existing shareholders could experience dilution in the value of their shares of our common stock in connection with such acquisitions. Any given acquisition, if and when consummated, may adversely affect our results of operations or overall financial condition.

      In addition, we may expand our branch network through de novo branches in existing or new markets. These de novo branches will have expenses in excess of revenues for varying periods after opening, which could decrease our reported earnings.

Compliance with Changing Regulation of Corporate Governance and Public Disclosure May Result in Additional Risks and Expenses

      Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new federal securities regulations, are creating uncertainty for companies such as ours. These laws, regulations and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased expenses and a diversion of management time and attention. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding management's required assessment of our internal control over financial reporting and our external auditors' audit of that assessment has required the commitment of significant financial and managerial resources. We expect these efforts to require the continued commitment of significant resources. Further, the members of our board of directors, members of the audit or compensation committees, our chief executive officer, our chief financial officer and certain other of our executive officers could face an increased risk of personal liability in connection with the performance of their duties. As a result, our ability to attract and retain executive officers and qualified board and committee members could be more difficult. In addition, it may become more difficult and more expensive to obtain director and officer liability insurance.

                                 USE OF PROCEEDS

      All common stock sold pursuant to this prospectus will be sold by the selling shareholders for their own accounts, and we will not receive any proceeds from such sales.

                                    DILUTION

      Because any selling shareholders who offer and sell their shares of common stock covered by this prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

                              SELLING SHAREHOLDERS

      The shares of common stock covered by this prospectus are being registered for reoffer and resale from time to time by selling shareholders of our company who have acquired such shares pursuant to our Deferred Compensation Plan for Advisory Board Members, or the plan. None of the selling shareholders have been affiliates of our company in the past three years. The selling shareholders may use this prospectus to resell all, a portion, or none of the shares that they have acquired or may acquire pursuant to the plan.

      The following table shows the names of the selling shareholders, the number of shares of common stock known by us to be beneficially owned by them as of date of this prospectus, the maximum number of shares covered by this prospectus, the number of shares of common stock to be owned by each selling shareholder if such selling shareholder were to sell all of his shares of common stock covered by this prospectus and the percentage of common stock to be owned by such selling shareholder after completion of the offering.

                              Number of Shares       Maximum Number of       Number of Shares          Percentage
     Name of Selling         Beneficially Owned     Shares Eligible to      Beneficially Owned     Beneficially Owned
       Shareholder           Prior to Offering          be Offered          After the Offering     After the Offering
-----------------------------------------------------------------------------------------------------------------------
J. Elton Cameron                    706                     506                    200                      *
Harvey Forbes                       360                     360                     0                      0%
William W. Staton                   436                     436                     0                      0%
William P. Summey                   592                     389                    203                      *

---------------
* Less than 1%

      Certain additional unnamed selling shareholders of our company may use this prospectus for reoffers and resales. Such unnamed selling shareholders are not required to be named herein pursuant to Instruction C(3)(b) of Form S-8 because each such selling shareholder owns less than 1% of the shares issuable under the plan. Such unnamed selling shareholders own an aggregate of 136 shares covered by this prospectus.

      The selling shareholders may donate some or all of their shares of common stock or may transfer shares of common stock to trusts, partnerships or other entities they own or control.

                              PLAN OF DISTRIBUTION

      The selling shareholders have not advised us of any specific plans for the distribution of the shares of common stock covered by this prospectus. We anticipate that the selling shareholders will offer the shares of common stock covered by this prospectus for sale from time to time on Nasdaq at the then-prevailing market prices. The selling shareholders may also make private sales directly or through a broker or brokers, who may act as agent or principal or as both agent and principal. If common stock is sold through brokers, the selling shareholders may pay customary brokerage charges and commissions. In connection with any sales, the selling shareholders and any brokers participating in the sales may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act; therefore, commissions received by the brokers may be deemed to be underwriting commissions under the Securities Act. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus to any person who purchases any of the shares offered hereby from or through such broker or dealer.

      Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurances that any of the selling shareholders will sell any or all of the shares of common stock offered under this prospectus.

      The shares of common stock to which this prospectus relates are listed on Nasdaq. Registrar and Transfer Company is the transfer agent for our common stock.

                                     EXPERTS

      Our consolidated financial statements as of December 31, 2004 and for each of the fiscal years in the three year period ended December 31, 2004 are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, also incorporated by reference herein, and given on the authority of said firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. We maintain a website at www.capitalbank-nc.com. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange
Commission:

      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 15, 2005;

      (b) Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on April 19, 2005;

      (c) Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on April 28, 2005;

      (d)   Current Report on Form 8-K, filed with the SEC on April 12, 2005;

      (e)   Current Report on Form 8-K, filed with the SEC on April 26, 2005;

      (f)   Current Report on Form 8-K, filed with the SEC on April 28, 2005;

      (g) Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 9, 2005; and

      (h) Description of Capital Bank Corporation common stock contained in Registration Statement on Form S-4, filed with the SEC on November 13, 2001 (File No. 333-73268).

      We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares of common stock that we have registered are sold. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including without limitation any information furnished pursuant to Items 2.02 or 7.01 (formerly Items 9 or 12) of Form 8-K.

      We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which is a part of the registration statement, omits various information, exhibits, schedules and undertakings included in the registration statement. For further information pertaining to us and the common stock offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus are summary in nature, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, and each statement is qualified in all respects by this reference.

      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

                            Capital Bank Corporation
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27615
                                 Attn: Secretary
                                 (919) 645-6400

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

      You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of that document, regardless of the time of delivery of this prospectus or of any sale of shares of common stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 15, 2005;

      (b) Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on April 19, 2005;

      (c) Amendment No. 2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on April 28, 2005;

      (d)   Current Report on Form 8-K, filed with the SEC on April 12, 2005;

      (e)   Current Report on Form 8-K, filed with the SEC on April 26, 2005;

      (f)   Current Report on Form 8-K, filed with the SEC on April 28, 2005;

      (g) Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 9, 2005; and

      (h) Description of Capital Bank Corporation common stock contained in Registration Statement on Form S-4, filed with the SEC on November 13, 2001 (File No. 333-73268).

      All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

Item 4. Description of Securities

      Shares of the Company's common stock are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

      The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. O. A. Keller, III, the Chairman of the Board of the Company, is the father-in-law of an attorney at Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. that serves as principal outside counsel to the Company. In 2004, the Company paid legal fees to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. for services rendered in 2004 in the aggregate amount of approximately $295,000. In addition, as of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 5,100 shares of Capital Bank Corporation Common Stock.

Item 6. Indemnification of Directors and Officers

      North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with the statute. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

      In addition to, and separate and apart from the indemnification described above under the statutory scheme, North Carolina law permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of the Company provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of the Company, or at the request of the Company serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of the Company. Accordingly, the Company may indemnify its directors, officers or employees in accordance with either the statutory or non-statutory standards.

      In addition, North Carolina law requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

      Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by North Carolina law to indemnify such party. The Company has purchased a standard directors' and officers' liability policy which will, subject to certain limitations, indemnify the Company and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such.

      As permitted by North Carolina law, Article 5 of the Company's Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of the Company or otherwise, provided that such limitation will not apply to (1) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Company, (2) any liability for unlawful distributors under North Carolina law, or (3) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed

      The common stock to be resold by the selling shareholders was issued to such selling shareholders pursuant to the exemption from registration under the Securities Act provided in section 4(2) thereof, as transactions that did not involve any public offering, or were deemed not to require registration under the Securities Act, since such issuances did not involve the sale of such securities. All selling shareholders are deemed to be sophisticated with regard to an investment in the common stock of the registrant. No underwriters were used.

Item 8. Exhibits

      The following exhibits are filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

4(1)           Specimen Common Stock Certificate

5              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2           Consent of PricewaterhouseCoopers LLP

24             Power of Attorney (included as part of the signature page)

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-4 (No. 333-65853), filed with the Securities and Exchange Commission on October 19, 1998 and incorporated by reference herein.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 24, 2005.

                                 CAPITAL BANK CORPORATION


                                 By:  /s/ B. Grant Yarber
                                    -----------------------------------------
                                      B. Grant Yarber
                                      President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Grant Yarber and Richard W. Edwards, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 24, 2005 in the capacities indicated.

         Signature                                              Title
         ---------                                              -----

/s/ B. Grant Yarber                      President, Chief Executive Officer and
-----------------------------------      Director
B. Grant Yarber                          (Principal Executive Officer)


/s/ Richard W. Edwards                   Chief Financial Officer
-----------------------------------      (Principal Financial Officer)
Richard W. Edwards


/s/ Steven E. Crouse                     Chief Accounting Officer
-----------------------------------      (Principal Accounting Officer)
Steven E. Crouse


/s/ Charles F. Atkins                    Director
-----------------------------------
Charles F. Atkins


/s/ William C. Burkhardt                 Director
-----------------------------------
William C. Burkhardt


/s/ Leopold I. Cohen                     Director
-----------------------------------
Leopold I. Cohen


/s/ William R. Gilliam                   Director
-----------------------------------
William R. Gilliam

/s/ John F. Grimes, III                  Director
-----------------------------------
John F. Grimes, III


/s/ Robert L. Jones                      Director
-----------------------------------
Robert L. Jones


/s/ Oscar A. Keller, III                 Director
-----------------------------------
Oscar A. Keller, III


/s/ Oscar A. Keller, Jr.                 Director
-----------------------------------
Oscar A. Keller, Jr.


/s/ James D. Moser, Jr.                  Director
-----------------------------------
James D. Moser, Jr.


/s/ George R. Perkins, III               Director
-----------------------------------
George R. Perkins, III


/s/ Don W. Perry                         Director
-----------------------------------
Don W. Perry


/s/ Carl H. Ricker, Jr.                  Director
-----------------------------------
Carl H. Ricker, Jr.


/s/ J. Rex Thomas                        Director
-----------------------------------
J. Rex Thomas


/s/ Samuel J. Wornom, III                Director
-----------------------------------
Samuel J. Wornom, III

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

4(1)            Specimen Common Stock Certificate

5               Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                Jernigan, L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2            Consent of PricewaterhouseCoopers LLP

24              Power of Attorney (included as part of the signature page)

---------------------------

(1) Exhibit to the Company's Registration Statement on Form S-4 (No. 333-65853), filed with the Securities and Exchange Commission on October 19, 1998 and incorporated by reference herein.